As filed with the Securities and Exchange Commission on August 10, 2005

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 8, 2005

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	87-0505222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5555 Business Park South, Suite 200
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number: 661-864-0500

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 8, 2005, Tri-Western Resources, LLC, entered into a secured promissory note in the principal amount of $1,174,836 with Financial Federal Credit, Inc., as the holder to secure the purchase of goods and equipment, including trucking equipment for use in Tri-Western’s calcium carbonate mining operations at the Monarch Mine in California. The promissory note calls for installment payments over 48 months and bears interest at 8.75 percent per annum.

Tri-Western Resources is a joint venture between Tri-Valley Corporation and Trans Western Materials, Inc. Tri-Valley is not a party to or guarantor of the loan, but the loan will be recorded on Tri-Valley’s consolidated financial statements because Tri-Valley’s wholly owned subsidiary, Select Resources, Inc., has the right to appoint a majority of the board of managers of Tri-Western Resources.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
10.1	Promissory Note between Tri-Western Resources, LLC, Maker,a nd Financial Federal Credit, Inc., Holder
10.2	Security Agreement
Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2005	TRI-VALLEY CORPORATION
Thomas J. Cunningham Chief Financial Officer